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                                                                    Exhibit 10.2


                                                      Human Resources Department
                                                                500 Water Street
                                                                Speed Code J-120
                                                          Jacksonville, FL 32202
ROBERT J. HAULTER                                       Telephone (904) 366-5603
SENIOR VICE PRESIDENT HUMAN RESOURCES                         Fax (904) 359-1859



                                February 4, 2004


HAND DELIVERED

P. Michael Giftos

                       RETIREMENT AND SEPARATION AGREEMENT

Dear Mike:

         As used in this Agreement, the "Companies" will mean CSX
Transportation, Inc. ("CSXT") and CSX Corporation ("CSX") and each reference to "the Companies" will include CSXT, CSX and their respective affiliates. This Agreement sets forth the agreement between you and the Companies with respect to your retirement and separation from employment with the Companies.

         1. SEPARATION. Your resignation from your position as Executive Vice President and Chief Commercial Officer of CSXT is effective March 31, 2004 (the "Resignation Date").

         2. SEPARATION PAY AND BENEFITS AND PERQUISITES. In exchange for your commitments and undertakings in this Agreement, the Companies will pay you the amounts set forth in this Section 2.

                  a. SEPARATION PAYMENT. The Companies will pay you separation payments in the amount of one year of your base salary of $375,000 per year in effect as of November 10, 2003, payable in (a) monthly installments for twelve (12) months beginning on April 1, 2004 and ending on March 31, 2005, or (b) a single lump sum as soon as practicable after the Resignation Date, at your election. These payments, referred to as "Separation Pay" are in lieu of severance pay under the CSX Corporation Severance Pay Plan or any other severance or similar plan or program. You agree that you will not make any claim for separation payments under any such plan or program.

                  b. BONUSES. You will not be eligible for any bonuses under the MICP Plan.



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P. Michael Giftos
February 4, 2004
Page 2

                  c. BENEFITS AND PERQUISITES.

                           (i) PENSION BENEFITS.In addition to tax-qualified
                  benefits under the CSX Pension Plan (the "Pension Plan"), you will receive a Special Retirement Allowance under the Special Retirement Plan of CSX Corporation and Affiliated Corporations, which calculation is to include constructive service of an additional 2 years, for a total of 44 years thereunder. In addition, the reduction of your Special Retirement Allowance for commencement prior to your attainment of normal retirement age under the Pension Plan shall be calculated as though you had attained 58 years and two months of age at the time of such commencement. Your Special Retirement Allowance benefits shall be payable in a lump sum.

                           (ii) RETIREE MEDICAL BENEFITS. If you elect to
                  commence receiving your benefits under the Pension Plan as of the Resignation Date, you and your dependent spouse, Mary, will be eligible for retiree medical benefits pursuant to the terms of the CSX Corporation Comprehensive Medical Plan (the "Medical Plan"). With respect to medical benefits for your spouse, Mary, in the event that certain medical services or expenses are determined by the plan fiduciary, Aetna, not to qualify as covered medical expenses under the Medical Plan, the Company will pay, or provide you with reimbursement, as applicable, for such uncovered medical expenses from the Company's general assets, provided that medical services and expenses are medically necessary as determined by physicians chosen by Mrs. Giftos. You agree that in the event the Company requires any additional information from you or Mrs. Giftos in order to comply with this provision, that you will provide such information as necessary.

                           (iii) OUTPLACEMENT. You will be eligible if you so
                  elect for a 6-month outplacement assistance program to be provided by Lee Hecht Harrison. This outplacement assistance must be completed within one year of the effective date of this Agreement.

                           (iv) PERQUISITES. You will be eligible for the
                  financial counseling by Ayco for 2004 and reimbursement for tax preparation for tax years 2003 and 2004, pursuant to the Company's tax preparation program. In addition, the Company will continue to pay for the automobile insurance on your leased car until the earlier of the end of the lease term in September 2004 or the date that you otherwise dispose of the car. Other than as stated in the previous sentences, you will not be eligible for any perquisites after March 31, 2004.




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P. Michael Giftos
February 4, 2004
Page 3

                           (v) OPTIONS. All CSX options previously granted to
                  you will vest or be exercisable in accordance with their terms.

                  d. TAX. The Companies will withhold applicable taxes, including railroad retirement, federal, state and local with respect to the Separation Pay described in Section 2.

                  e. PLAN AMENDMENTS. YOU ACKNOWLEDGE AND AGREE THAT IF ANY BENEFIT OR PERQUISITE PLANS OR POLICIES ARE AMENDED OR TERMINATED, YOU WILL BE SUBJECT TO SUCH AMENDED OR TERMINATED PLANS OR POLICIES.

                  f. DEATH. If you die prior receiving all payments contemplated hereunder, your designated beneficiary will be entitled to the payments contemplated by Section 2 of this Agreement when, and to the extent, such payments would otherwise have been payable hereunder.

         3. WAIVER AND RELEASE. In exchange for the Separation Pay and benefits promised herein, you hereby waive and release the Companies from any and all claims you may have against them, except for claims relating solely to the performance of their obligations under this Agreement, and further agree to execute the Waiver and Release attached hereto as EXHIBIT A at the time of execution of this Agreement to more completely set forth the parties' understanding. You are not waiving any claims you might have under the Age Discrimination in Employment Act that arise after the effective date of this Agreement. Notwithstanding any failure by you to deliver such additional Waiver and Release, your obligations under this Agreement, including those under this
Section 4, will remain in full force and effect.

         4. CONFIDENTIAL INFORMATION.

                  a. CONFIDENTIAL INFORMATION DEFINED. The parties recognize that during your employment, you have learned trade secrets and other information confidential to the Companies and that the Companies would be substantially injured if the confidentiality of such information were not maintained. For the purposes of this Section 4, "Confidential Information" means and includes every item of and all the contents of any discussions, documents, information, technology, procedures, customer lists, business plans, employee compensation data, pricing information, strategies, software, financial data, ideas and assumptions and all other material relating to or in connection with your employment with the Companies and their property, business methods and practices, suppliers and customers, other than that which is generally known to the public. To the



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P. Michael Giftos
February 4, 2004
Page 4


         extent that the Confidential Information comprises any written material or other material in a reproducible form by any means whatsoever, whether manual, mechanical or electronic, you will not copy, extract or reproduce the same by any means whatsoever, nor provide nor otherwise make such material available to any third party, nor use such Confidential Information for your own purposes.

                  b. RESTRICTION ON USE. You agree not to disclose to third persons such documents or Confidential Information without the prior consent of the Companies, whether for compensation or otherwise. You further agree not to use such documents or Confidential Information for any purpose detrimental to the Companies. You will at all times use your best possible reasonable efforts to ensure that any person to whom the Confidential Information is disclosed pursuant to this Agreement keeps the same secret and confidential and observes an obligation of confidentiality in relation thereto.

                  c. NOTICE TO PROSPECTIVE EMPLOYERS. You specifically agree that for one year after the Resignation Date, you will notify in writing any prospective employer or client of yours that meets any of the following criteria of these confidentiality restrictions and your obligations under this Agreement and state that your provision of services to such prospective employer or client will not violate this Agreement, and you will deliver a copy of such notice to the Companies. Any such notice shall be required for any prospective employer or client that is (i) engaged in the railroad or intermodal transportation business; (ii) a customer representing more than 1% of the revenues of either CSXT or CSX Intermodal, Inc.; (iii) affiliated with the Norfolk Southern Corporation; or (iv) a labor union or organization or any law firm or other company, association, or person representing or seeking to represent employees of the Companies.

                  d. NON-SOLICITATION. You will not, at any time before April 1, 2005, without the prior written consent of the Companies, directly or indirectly employ, or solicit the employment of (whether as an employee, officer, director, agent, consultant or independent contractor), any person who was or is at any time during the previous twelve (12) months an employee, representative, officer or director of the Companies or their affiliates; PROVIDED, HOWEVER, that a public advertisement not specifically targeted at the employees of the Companies shall not be deemed to be a solicitation for purposes of this provision.

                  e. NO WAIVER OF LEGAL RIGHTS. You hereby acknowledge that none of the provisions of this Agreement will be deemed or construed to reduce the protections afforded the Companies by common law, statute or regulation.


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P. Michael Giftos
February 4, 2004
Page 5


                  f. PERPETUAL RESTRICTION. Notwithstanding the expiration of the provisions of this Agreement, you acknowledge that your obligations with respect to Confidential Information are perpetual.

         5. PRIVATE AGREEMENT. It is the desire and in the interest of all parties affected by this Agreement that the terms hereof be maintained in strictest confidence. To that end, you and the Companies covenant and agree to maintain each and every term of this Agreement in the strictest confidence, and to neither release nor divulge either orally or in writing any term, covenant or condition hereof to any person, firm or entity PROVIDED, HOWEVER:

                  a. that the Companies or you may disclose as required by law, including pursuant to a lawful subpoena or court order;

                  b. that the Companies or you may disclose in accordance with a prepared written statement approved in advance by the Companies;

                  c. that the Companies may disclose to employees or advisors, including counsel, determined to have a need to know; or

                  d. that you may disclose to your spouse, counsel, tax advisor, and estate planner, whom you will instruct to preserve confidentiality.

         6. GOVERNING LAW. This Agreement will be governed, construed and interpreted under the laws of the Commonwealth of Virginia.

         7. INJUNCTIVE REMEDY. You acknowledge that any breach or threatened breach of the covenants set forth in this Agreement would cause irreparable injury to the Companies and that money damages alone would not provide an adequate remedy to the Companies. The parties agree that any reviewing court will have the authority to reform this provision to conform to applicable law, provided that it is the intent of the parties that this Section 7 be given full effect in all respects.

         8. ADEQUATE CONSIDERATION. You acknowledge and agree that the compensation and benefits reflected herein and which you have already received fully satisfy all obligations of the Companies arising from your employment or the termination thereof and that the Companies are not required to provide the special separation pay and other termination benefits reflected in this Agreement under the terms of any personnel policy or benefit plan or contract. You further acknowledge that you have signed this Agreement in exchange for consideration in excess of any to which you were otherwise entitled and that such consideration is satisfactory and adequate for the covenants made by you herein.


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P. Michael Giftos
February 4, 2004
Page 6


         9. PARTIES' INTENT; MUTUAL COOPERATION. The parties mutually agree to conduct themselves with a spirit of harmony and mutual cooperation, and to refrain from and avoid any disparaging or defamatory comments or statements to any third parties after execution hereof that would reflect negatively on the business, person or professional reputation of any parties hereto. You acknowledge and agree that the foregoing applies only to the executive officers of the Companies and that your remedy with respect to any breach of the foregoing shall be solely to seek an injunction.

         10. LITIGATION. Notwithstanding the termination of your employment you agree that to the extent required at any time in the future, you will cooperate and provide information and assistance to the Companies in any dispute, proceeding, arbitration, investigation or litigation involving the Companies or their affiliates of which you have knowledge or involvement as a result of your employment with the Companies. You acknowledge that the demands of such proceedings are not necessarily within the control of the Companies and agree that notwithstanding any other provision of this Agreement, you will make yourself available to the extent possible and will advise the Companies immediately and in writing of any contacts from third-parties to you in connection with such proceedings. During any such activity, you will be reimbursed for reasonable and customary expenses in accordance with the Companies' Travel and Expense Reimbursement policies and procedures.

         11. DISPUTE RESOLUTION. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity hereof, except an injunction proceeding under either Section 4 or 7, shall be finally settled through binding arbitration by a sole, disinterested arbitrator in accordance with the Rules of the American Arbitration Association. The arbitrator shall be jointly selected by you and the Companies but, if you and the Companies do not agree on an arbitrator within thirty days after a party makes demand for arbitration, the arbitrator shall be designated by the American Arbitration Association. The award of the arbitrator shall be final and conclusive, and the arbitration shall be concluded within six months of its commencement. Each party to the arbitration shall pay the compensation, costs, fees and expenses of its own witnesses, experts and counsel, and the compensation and any costs and expenses of the arbitrator shall be borne equally by the parties.


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P. Michael Giftos
February 4, 2004
Page 7


         12. ENTIRE AGREEMENT. This Agreement, together with the Waiver and Release Agreement, reflects the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior discussions, understandings and agreements between the parties with respect to such matters. For the avoidance of doubt, this Agreement renders null and void in all respects the Employment Agreement between you and the Companies dated November 1, 2000.

         13. TIME FOR CONSIDERATION. You have a period of twenty-one (21) days to review and consider this Agreement and you are encouraged to consult an attorney before signing it. You may use as much or all of this 21-day period as you wish prior to signing and you acknowledge that you have done so. You have seven (7) days after you sign this Agreement to revoke it in writing to Robert
J. Haulter, Senior Vice President - Human Resources, CSX Transportation, Inc., 500 Water Street, Jacksonville, Florida 32202. This Agreement shall not become effective until the seven days have expired without Mr. Haulter's having received such a revocation.

         14. AMENDMENT. The terms of this Agreement may not be amended, deleted or modified except by prior written agreement signed by you and the Companies.

         15. SUCCESSORS AND ASSIGNS. You and the Companies have read this Agreement and understand its contents. You and the Companies further acknowledge satisfaction with the terms of this Agreement and agree that the Agreement will be binding upon your and the Companies' respective attorneys, heirs, personal representatives, successors and assigns.

                                       Very truly yours,

                                       CSX TRANSPORTATION, INC.



                                       By: /s/ Robert J. Haulter
                                           -------------------------------------
                                           Robert J. Haulter

Reviewed, approved and
agreed as of the _____ day of
February, 2004


/s/ P. Michael Giftos
------------------------------
P. Michael Giftos


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P. Michael Giftos
February 4, 2004
Page 8

                                    EXHIBIT A
                               WAIVER AND RELEASE
--------------------------------------------------------------------------------

         In exchange for CSX Transportation, Inc. (the "Company") entering into the Retirement and Separation Agreement with me:

         1. I hereby release the Company and its affiliates, their respective employee benefit plans and programs and all present and former employees, officers, directors and other agents (hereinafter "Released Parties") from all claims, demands and legal proceedings I may have based in any way on my employment in any capacity with the Company, except as provided in Paragraph 5 hereof. This includes a release of any rights or claims if any, which I may have under the Age Discrimination in Employment Act, as amended ("ADEA"), which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991, which requires equality in contractual relations without regard to race or national origin; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act of 1990 which prohibits discrimination against qualified individuals with disabilities; the Rehabilitation Act of 1973 which prohibits discrimination against the handicapped; the Employee Retirement Income Security Act; the Fair Labor Standards Act; Executive Order 11246; the Family and Medical Leave Act; or any other federal, state or local laws or regulations prohibiting employment discrimination or regulating any aspect of employment. This also includes a release of any rights or claims I may have under the Worker Adjustment and Retraining Notification Act or any similar law which requires, among other things, that advance notice be given of certain work force reductions. This also includes a release of any rights or claims I may have for wrongful discharge; breach of contract, whether express or implied or breach of any collective bargaining agreement; termination of employment in violation of any public policy; any other tort or contract claim; the implied covenant of good faith and fair dealing; negligent or intentional infliction of emotional distress; fraud or negligent misrepresentation; defamation; any claim for labor protection, including but not limited to conditions imposed by the Surface Transportation Board, its predecessor, or any labor agreement; any claim under any workers' compensation law; and any other claim for relief of any nature.


         2. I agree to withdraw all lawsuits, if any, against the Released Parties and I represent that I will not file any lawsuit against the Released Parties based on the claims released under this Waiver and Release. I promise not to seek any damages, remedies or other relief for myself personally by filing or prosecuting a charge with any administrative agency with respect


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P. Michael Giftos
February 4, 2004
Page 9


to any claim purportedly released by this Agreement. I promise to request any administrative agency or other body assuming jurisdiction of any such lawsuit, complaint, or charge to withdraw from the matter or dismiss the matter with prejudice. However, I understand that nothing contained in this paragraph 2 precludes me from challenging the validity of this Waiver and Release under the ADEA.

                   I agree to pay the reasonable attorneys' fees, costs, and expenses and any damages the Released Parties may incur as a result of my filing a lawsuit against the Released Parties based on the claims released under this Waiver and Release. However, this paragraph 2 does not apply to lawsuits brought solely to assert claims under the ADEA.


         3. I acknowledge that the Company has advised me that in executing this Waiver and Release, I will waive any rights which I may have against the Company arising out of any claim under ADEA, including the amendments made by the Older Worker Benefit Protection Act of 1990, and that the Company has advised me to consult with an attorney prior to executing this Waiver and Release. I hereby acknowledge that the terms of this Waiver and Release constitute adequate consideration in addition to anything of value to which I already am entitled in connection with my employment relationship with the Company for my waiver of rights as aforesaid.

         4. I understand and agree that the terms of this Waiver and Release shall remain private between the Company and me, provided that I may disclose the terms to my spouse, counsel, tax advisor and estate planner, or as otherwise required by law.

         5. It is understood that the consideration from the Company as expressed herein and in the Retirement and Consulting Agreement shall not be deemed or construed at any time for any purpose as an admission of liability or violation of any applicable law by the Company. The Company expressly denies liability for any and all claims.

         6. I acknowledge that the provisions of this Waiver and Release shall be binding upon my heirs, executors, administrators and assigns. By signing this Waiver and Release I understand that I do not relinquish any rights I currently have under the CSX Pension Plan or the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies, nor am I waiving any rights or claims which may arise after the date I sign this Waiver and Release.

         7. This Waiver and Release shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

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P. Michael Giftos
February 4, 2004
Page 10


         8. This Waiver and Release may not be modified or amended except by an instrument in writing signed by the parties hereto.

         9. If, for any reason, any provision of this Waiver and Release is held invalid, such invalidity shall not affect any other provision of this Waiver and Release not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

         10. I acknowledge that I have been given a period of twenty-one (21) days to review and consider this Waiver and Release, and that I have been encouraged to consult an attorney before signing it. I understand that I may use as much or all of this 21-day period as I wish prior to signing and have done so.

         11. I understand that I have seven (7) days after I sign this Waiver and Release to revoke it by notice in writing to Robert J. Haulter, Senior Vice President - Human Resources, 500 Water Street, 15th Floor J120, Jacksonville, Florida 32202 and that this Waiver and Release shall not become effective until the seven days have expired without Mr. Haulter's having received such a revocation. This Waiver and Release shall become enforceable upon expiration of this seven-day revocation period.


         I HAVE CAREFULLY READ THIS WAIVER AND RELEASE. I FULLY UNDERSTAND THE FINAL AND BINDING EFFECT OF THIS WAIVER AND RELEASE AND ACKNOWLEDGE THAT IT CONTAINS AN UNCONDITIONAL, GENERAL, AND VOLUNTARY RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS RELATING TO, OR ARISING OUT OF, MY EMPLOYMENT WITH THE COMPANY AND/OR MY RETIREMENT AND RESIGNATION FROM THE COMPANY. I ENTER INTO THIS WAIVER AND RELEASE VOLUNTARILY, WITHOUT COERCION, AND BASED ON MY OWN JUDGMENT AND NOT IN RELIANCE UPON ANY REPRESENTATIONS, SUGGESTIONS OR PROMISES BY THE COMPANY, OTHER THAN THOSE CONTAINED HEREIN. I AM SIGNING THIS WAIVER AND RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANY FROM ALL CLAIMS RELATING TO, OR ARISING OUT OF, MY EMPLOYMENT AND THE RETIREMENT AND RESIGNATION OF MY EMPLOYMENT.


                                       /s/ P. Michael Giftos
                                       -----------------------------------------
                                       P. Michael Giftos


                                       Dated:
                                              ----------------------------------